BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLP

333 WEST WACKER DRIVE, SUITE 2700

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

EXHIBIT 5.1

May 14, 2008

Lakeland Financial Corporation

202 East Center Street

P.O. Box 1387

Warsaw, Indiana 46581-1387

Ladies and Gentlemen:

We have acted as special counsel to Lakeland Financial Corporation, an Indiana corporation (the “Company”), in connection with the registration of 750,000 shares of its common stock, no par value (the “Shares”), pursuant to the Lakeland Financial Corporation 2008 Equity Incentive Plan (the “Plan”) as set forth in the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission (the “SEC”) on or about May 14, 2008 (the “Registration Statement”). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP